Exhibit 10.11

EXECUTION VERSION

FOURTH AMENDMENT TO FIRST LIEN CREDIT AGREEMENT

This FOURTH AMENDMENT TO FIRST LIEN CREDIT AGREEMENT (this “Agreement”), dated as of December 9, 2021, and executed this 9th day of December, 2021, is made by and among EXELA INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company (“Holdings”), EXELA INTERMEDIATE LLC, a Delaware limited liability company (the “Borrower”), and the Lenders party hereto (the “Lenders”).

PRELIMINARY STATEMENTS:

(1)Holdings, the Borrower, the Lenders party thereto from time to time and the Administrative Agent are party to that certain First Lien Credit Agreement, dated as of July 12, 2017 (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and as the same is amended or modified by this Agreement and as may be further amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”).

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

Section 1.Amendments to the Credit Agreement. Effective as of the date hereof, the Credit Agreement is hereby amended as set forth below:

(a)ARTICLE V of the Credit Agreement is hereby deleted and amended and restated to read in its entirety as set forth below:

“ARTICLE V

AFFIRMATIVE COVENANTS

[Intentionally omitted]”;

(b)ARTICLE VI of the Credit Agreement is hereby deleted and amended and restated to read in its entirety as set forth below:

“ARTICLE VI

NEGATIVE COVENANTS

[Intentionally omitted]”;

(c)Section 7.01  of the Credit Agreement is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 7.01Events of Default. In case of the happening of any of the following events (“Events of Default”):

(a)default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

(b)default shall be made in the payment of any interest on any Loan or the reimbursement with respect to any L/C Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in clause (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times:  (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans then outstanding so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) demand Cash Collateral pursuant to Section 2.22.”

Section 2.Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by .pdf or other electronic form shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 3.Amendments; Headings; Severability. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Holdings, the Borrower and the Required Lenders. The Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 4.Governing Law; Etc.

(a)THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

(b)EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 9.13 AND 9.17 OF THE CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN

Section 5.Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement.

Section 6.Entire Agreement. This Agreement, the Credit Agreement, and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

HOLDINGS:	EXELA INTERMEDIATE HOLDINGS LLC

	By:	/s/ Suresh Yannamani
	Name:	Suresh Yannamani
	Title:	President

BORROWER:	EXELA INTERMEDIATE LLC

	By:	/s/ Suresh Yannamani
	Name:	Suresh Yannamani
	Title:	President